EXHIBIT 5

                     MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.
                                One James Center
                               Richmond, Virginia


                                  May 22, 1997



Circuit City Stores, Inc.
9950 Mayland Drive
Richmond, Virginia 23233-1464

Ladies and Gentlemen:

         We understand that Circuit City Stores, Inc. (the "Company") intends to file with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement") relating to the Company's 1997 Employee Stock Purchase Plan for CarMax Group Employees, 1994 Stock Incentive Plan, 1988 Stock Incentive Plan, Amended and Restated 1989 Non-Employee Directors Stock Option Plan and 1984 Employee Stock Purchase Plan (collectively, the "Plans"). The Registration Statement covers the following securities which are or may be issuable upon conversion by the Company of securities previously registered for issuance under the Plans: (i) an indeterminate number of shares of Circuit City Stores, Inc.--Circuit City Group Common Stock, par value $.50 (the "Circuit City Group Stock") with attached Rights to Purchase Preferred Stock, Series E, $20.00 par value (the "Circuit City Rights) and (ii) an indeterminate number of shares of Circuit City Stores, Inc.--CarMax Group Common Stock, par value $.50 (the "CarMax Group Stock") with attached Rights to Purchase Preferred Stock, Series F, $20.00 par value, of the Company (the "CarMax Rights").

         We have previously issued our opinion dated June 16, 1988 (the "1988 Opinion") and addressed to the Board of Directors of the Company (the "Board") relating to the original rights to purchase the Company's Cumulative Participating Preferred Stock, Series E, par value $20.00 ("Original Rights"). Effective February 3, 1997, the Original Rights have been redesignated as Circuit City Rights. The 1988 Opinion is filed as Exhibit 5 to the Company's Registration Statement on Form S-8 (Registration No. 033-64757), which became effective on December 5, 1995. In addition, we have issued our opinion dated January 14, 1997 (the "1997 Opinion") and addressed to the Board relating to the CarMax Rights and the Circuit City Rights, a copy of which is filed as Exhibit
5.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-15995). Our opinions contained herein relating to the Circuit City Rights and the CarMax Rights are subject to all of the assumptions and qualifications contained in the 1988 Opinion, as if such opinion related to the Circuit City Rights and the CarMax Rights, and the 1997 Opinion.

         In rendering this opinion, we have examined such certificates of public officials, certificates of officers of the Company, documents and records of the Company (or copies of such documents and records certified to our satisfaction) and such other documents, certificates, records and papers as we have deemed necessary as a basis for such opinion. We assume for purposes of this opinion that prior to the issuance of the Circuit City Group Stock or the CarMax Group Stock upon a conversion of the CarMax Group Stock or the Circuit City Group Stock, respectively, the Company takes all actions necessary to authorize such conversion (and the issuance of the Circuit City Group Stock or the CarMax Group Stock, as the case may be, in connection therewith) in accordance with the Amended and Restated Articles of Incorporation of the Company. We also assume for purposes of this opinion that at the time of such conversion, the Company has a sufficient number of authorized but unissued shares of Circuit City Group Stock or CarMax Group Stock, as the case may be, and, if Circuit City Rights or CarMax Rights are issuable in connection therewith, Series E Preferred Stock or Series F Preferred Stock, respectively, to effect such conversion.

         Based on the foregoing and on such legal considerations that we deem relevant, we are of the opinion that:

         1. The Circuit City Group Stock has been duly authorized, and, when issued upon conversion of the CarMax Group Stock in accordance with the Amended and Restated Articles of Incorporation, will be validly issued, fully paid and nonassessable.

         2. The CarMax Group Stock has been duly authorized, and, when issued upon conversion of the Circuit City Group Stock in accordance with the Amended and Restated Articles of Incorporation, will be validly issued, fully paid and nonassessable.

         3. All corporate actions required under the laws of the Commonwealth of Virginia have been taken for the Circuit City Rights, if and when issued upon conversion of the CarMax Group Stock in accordance with the Amended and Restated Articles of Incorporation, to be validly issued.

         4. All corporate actions required under the laws of the Commonwealth of Virginia have been taken for the CarMax Rights, if and when issued upon conversion of the Circuit City Group Stock in accordance with the Company's Amended and Restated Articles of Incorporation, to be validly issued.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                  Very truly yours,


                                  /s/MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.